

<ARTICLE>                     5
<LEGEND>
Allowance for doubtful accounts:
   WinStar Global Products   $115,375
   WinStar New Media                0
   Non Fiction Films                0
   WinStar Gateway            763,051
   WinStar Wireless             5,607
                            ---------
      TOTAL                  $884,033
                            =========


Accumulated Depreciation:
   WinStar Global Products   $498,216
   WinStar New Media            2,598
   Non Fiction Films            3,213
   WinStar Gateway            921,302
   WinStar Wireless           374,457
                            ---------
      TOTAL                $1,799,786

</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-END>                                   MAR-31-1996
<CASH>                                         203,503,251
<SECURITIES>                                     6,158,250
<RECEIVABLES>                                    9,746,373
<ALLOWANCES>                                       864,033
<INVENTORY>                                      7,695,211
<CURRENT-ASSETS>                               230,497,185
<PP&E>                                          18,089,226
<DEPRECIATION>                                   1,799,786
<TOTAL-ASSETS>                                280,472,791
<CURRENT-LIABILITIES>                          21,483,422
<BONDS>                                       248,037,159
<COMMON>                                          297,404
<PREFERRED-MANDATORY>                                   0
<PREFERRED>                                       685,900
<OTHER-SE>                                      9,965,906
<TOTAL-LIABILITY-AND-EQUITY>                  280,472,791
<SALES>                                                 0
<TOTAL-REVENUES>                               14,509,042
<CGS>                                                   0
<TOTAL-COSTS>                                   8,573,271
<OTHER-EXPENSES>                                        0
<LOSS-PROVISION>                                  360,758
<INTEREST-EXPENSE>                              5,757,891
<INCOME-PRETAX>                                (10,698,810)
<INCOME-TAX>                                            0
<INCOME-CONTINUING>                            (10,698,810)
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                   (10,698,810)
<EPS-PRIMARY>                                  (0.39)
<EPS-DILUTED>                                  (0.39)

(1)  Accounts receivable are net of allowance for doubtful accounts
(2)  PP&E are net of accumulated depreciation
(3)  Preferred Stock no mandatory and Common stock exclude treasury stock
(4)  Certain other equity includes treasury stock
(5) WinStar Global Products' sales (health and beauty aids) are grouped with "total revenue"
(6)  Interest-expense is net of interest income
(7) Income taxes reported on income statement are based on capital, therefore excluded from this line item


